CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. SUCH PORTIONS ARE MARKED AS INDICATED WITH BRACKETS (“[***]”) BELOW.

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is executed to be effective as of the 19 day of May , 2022 (the "Third Amendment Effective Date") by and between FLDR/TLC OVERTON CENTRE, L.P., a Texas limited partnership (“Landlord”), and ELEVATE CREDIT SERVICE, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A.Landlord and Tenant entered into that certain Lease Agreement dated July 13, 2016 for certain premises consisting of approximately 62,752 square feet of Rentable Space (the “Premises”) designated as Suite Nos. 200, 300, 700, and 820/850 within the building located at 4150 International Plaza, City of Fort Worth, Tarrant County, Texas and known as Overton Centre I (“Tower I”).

B.Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated August 31, 2018 (the “First Amendment”), pursuant to which Tenant leased the approximately 21,068 square feet of Rentable Space designated as Suite 400 on the fourth floor of Tower I on a short term basis.

C.Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated December 3, 2018 (the “Second Amendment”), pursuant to which the Premises were expanded to include the approximately 21,068 square feet of Rentable Space designated as Suite 400 on the fourth floor of Tower I to be a total of approximately 94,979 square feet of Rentable Space.

D.The July 13, 2016 Lease Agreement, as amended by the First Amendment and the Second Amendment, is collectively referred to in this Third Amendment as the “Lease”.

E.Landlord and Tenant desire to further amend the Lease upon the conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Definitions. All terms appearing herein having their first letter capitalized and not otherwise defined shall have the respective meanings set forth in the Lease.

2.Reduction of Premises. The Lease is hereby amended to provide that as of May 1, 2022, the Premises shall be reduced by approximately 20,995 square feet of Rentable Space designated as Suite 200 (“Suite 200”) as shown on Exhibit “A” attached hereto. From and after May 1, 2022, all references in the Lease to the “Premises” shall mean the approximately 73,984 square feet of Rentable Space in Tower I, comprised of Suite 300, Suite 400, Suite 700, and Suite 820/850. Tenant shall have no further rights to any Expansion Space Tenant’s Allowance (as defined in the Second Amendment) or Second Amendment Tenant’s Allowance (as defined in the Second Amendment) applicable to Suite 200. Tenant shall surrender Suite 200 to Landlord within seven (7)days of the Third Amendment Effective Date in broom clean condition, with all of Tenant’s furniture, fixtures, equipment, and other moveable personal property removed therefrom.

3.Lease Term. The Lease Term for the Premises shall be extended an additional eighty- six (86) months, commencing October 1, 2023 to expire at 11:59 Central time on November 30, 2030 (“Third Amendment Extension Term”).

4.Base Rental for Third Amendment Extension Term. As of October 1, 2023, the Base Rental for the Premises shall be as follows:

Months	Amount Per Rentable Square Foot Per Annum	Annual Base Rental	Monthly Base Rental
10/1/23 – 10/31/23	[***]*	[***]*	[***]*
11/1/23 – 10/31/24	[***]	[***]	[***]
11/1/24 – 11/30/24	[***]*	[***]*	[***]*
12/1/24 – 11/30/25	[***]	[***]	[***]
12/1/25 – 11/30/26	[***]	[***]	[***]
12/1/26 – 11/30/27	[***]	[***]	[***]
12/1/27 – 11/30/28	[***]	[***]	[***]
12/1/28 – 11/30/29	[***]	[***]	[***]
12/1/29 – 11/30/30	[***]	[***]	[***]

*Tenant shall be entitled to an abatement of Base Rental for the months of October 2023 and November 2024, such that the effective Base Rental for such months shall be [***] dollars ($[***]).

5.Base Expense Amount. As of October 1, 2023, all references in the Lease to a base year or Base Expense Amount for the Premises shall mean calendar year 2023 for all purposes under the Lease. Notwithstanding anything in the Lease to the contrary, as of October 1, 2023, the Controllable Operating Expenses (as defined below) of Tenant’s Operating Expense Additional Rental shall not increase by more than [***] percent ([***]%) over Tenant’s the Controllable Operating Expenses of Tenant’s Operating Expense Additional Rental in the previous calendar year (the “Cap”) on a cumulative, compounding basis. However, any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term until fully recouped by Landlord, subject, however, to the Cap. The term “Controllable Operating Expenses” means all Operating Expenses excluding expenses relating to the cost of utilities, security expenses, insurance, real estate taxes and assessments, and other expenses that are deemed by industry standards to be uncontrollable.

6.Security Deposit. Landlord shall continue to hold Tenant’s Security Deposit for the Premises in the amount of $[***], pursuant to the terms and provisions of the Lease.

7.Tenant’s Proportionate Share. From and after October 1, 2023, Tenant’s Proportionate Share under the Lease shall be 16.517%, which is the percentage obtained by dividing (a) the 73,984 square feet of Rentable Space in the Premises by (b) the 447,917 rentable square feet in the Building.

8.Electricity. Section 5(b) of the Lease is hereby amended to provide that Landlord currently estimates the annual payment of Tenant’s Electrical Expenses for the Premises to be One and 22/100 Dollars ($1.22) per rentable square foot of the Premises.

9.Audit. Paragraph 4(f) of the Lease is amended in its entirety to read as follows:

“(f) Within one hundred and fifty (150) days after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement (an “Annual Statement”) in reasonable detail and prepared in accordance with generally accepted accounting principles (‘GAAP”), showing the total Taxes, Insurance Costs and Operating Costs for such calendar year and the calculation of the Additional Rent for such calendar year. At Tenant’s request, Landlord shall make available to Tenant and Tenant’s agents, employees and accountants, for inspection from time to time during business hours in Landlord’s office, Landlord’s records of Taxes, Insurance Costs and Operating Costs. No more frequently than once in any calendar year, Tenant may request an audit of the Taxes, Insurance Costs and Operating Costs by a certified public accountant licensed to practice in the State of Texas. Any such audit shall be performed at Tenant’s sole expense unless the result of such audit establishes that Tenant has been overcharged for Additional Rent by more than 5% of the amount which should have been charged to Tenant, in which event Landlord shall reimburse Tenant for the costs of such audit, not to exceed $2,500. Tenant may not cause any such audit to be performed by any agent whose compensation is contingent on the results of the audit. Tenant waives the right to dispute any matter relating to the calculation of Operating Expenses or Additional Rent under this Paragraph 4(f) if any claim or dispute is not asserted in writing to Landlord within ninety (90) days after delivery to Tenant of the Annual Statement.”

10.Alterations and Additions by Tenants. The first sentence of Paragraph 11 of the Lease is amended to read as follows:

“Tenant shall make no alterations in or additions to the Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed; provided, however, with regard to alterations or additions that would affect the Building’s structure or its HVAC, plumbing, electrical or mechanical systems, Landlord’s consent shall be in its sole and absolute discretion; provided, further that Landlord’s consent shall not be required for cosmetic alterations or additions that do not affect the Building’s structure or Building’s systems and cost less than $[***] in the aggregate per calendar year.”

11.Parking. Tenant shall continue to have the parking rights for the Premises set forth in the Second Amendment (i.e. Tenant shall have the right to a total of seven (7) covered, reserved parking spaces in the parking areas associated with the Building) for no charge during the Third Amendment Extension Term.

12.Exterior Signage. Tenant shall continue to have the Exterior Signage rights set forth in Paragraph 15 of the Lease at no charge for the Lease Term, as extended by this Third Amendment, and for any applicable renewal terms unless otherwise stated in future amendment(s) memorializing such renewal terms, as long as Tenant is in occupation of at least two (2) full floors at Project. The Exterior Signage rights set forth in Paragraph 15 of the Lease are personal to Elevate Credit Service, LLC, a Delaware limited liability company as the “Tenant” under the Lease and may not be transferred, shared or assigned in whole or in part, and will not be applicable to, any other assignee or subtenant.

13.Third Amendment Work. Tenant accepts the Premises for the Third Amendment Extension Term, in its “AS-IS” condition with Landlord making no representation as to the physical condition of the Premises or the suitability for Tenant’s intended use, subject only to the “Third Amendment Work” pursuant to Exhibit “B” attached to this Third Amendment. Upon completion of the Third Amendment Work, upon written request from Landlord, Tenant shall promptly execute and deliver to Landlord an Acceptance of Premises Memorandum in the form of Exhibit “C” attached to this Third Amendment, if the Third Amendment Work has been performed as described in Exhibit “B” attached to this Third Amendment.

14.Renewal Option. As of October 1, 2023, the Renewal Option set forth as Exhibit “F” attached to the Lease is deleted and replaced with Exhibit “D” attached to this Third Amendment.

15.Right of First Refusal. As of October 1, 2023, the Right of First Refusal set forth in Exhibit G” attached to the Lease is deleted and replaced with Exhibit “E” attached to this Third Amendment.

16.Expansion Option. As of October 1, 2023, Tenant shall have the Expansion Option set forth in Exhibit “F” attached to this Third Amendment.

17.Early Termination Option. As of October 1, 2023, Tenant shall have the Early Termination Option set forth in Exhibit “G” attached to this Third Amendment.

18.Tower III. Exhibit “H” to the Lease, Paragraph 19 of the Second Amendment, and Exhibit D to the Second Amendment are deleted in their entireties and Tenant shall have no further rights to relocate to Tower III.

19.Capital Improvements. Landlord shall, at Landlord’s sole cost and expense, use its best efforts to commence construction of an amenity center for the Project in calendar year 2022 and shall diligently pursue such construction to completion. Landlord currently estimates such construction to be complete within six (6) months after commencement.

20.Subordination. Landlord shall use reasonable efforts to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) executed by the Landlord’s mortgagee, in a commercially reasonable form based upon Landlord’s mortgagee’s standard SNDA form. Tenant shall pay Landlord, within thirty (30) days after written demand, all reasonable costs (including attorneys’ fees) incurred by Landlord in connection with obtaining the SNDA.

21.Tenant Acknowledgement. Tenant acknowledges and agrees that as of the Third Amendment Effective Date, (a) Landlord has performed all of its obligations under the Lease, and (b) there are no offsets, claims or defenses to the payment of rent and the performance of the other obligations of Tenant under the Lease.

22.Representation. Tenant hereby represents that Tenant has not dealt with any outside broker other than Jones Lang LaSalle Brokerage, Inc./Cushman & Wakefield, representing Tenant, and Holt Lunsford Commercial, Inc., representing Landlord with regard to this Third Amendment.

23.General. Except as herein amended, the Lease shall continue in full force and effect, and, as hereby amended, is hereby ratified and affirmed. Landlord and Tenant each represents and warrants that the person executing this instrument on its behalf is duly authorized to sign on behalf of the respective party. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Third Amendment, the terms of this Third Amendment shall prevail and control. If any term or provision of this Third Amendment, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Third Amendment, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. This Third Amendment may be executed in multiple counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. To facilitate execution of this Third Amendment, the parties may execute and exchange by facsimile or electronic mail counterparts of the signature pages of this Third Amendment.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to be effective as of the Third Amendment Effective Date.

LANDLORD:

FLDR/TLC OVERTON CENTRE, L.P.,
a Texas limited partnership

By:    FLDR/TLC Overton Genpar, LLC, a Texas limited liability company, its general partner

By:	/s/ Tony Landrum
Name:	Tony Landrum
Title:	Managing Partner

TENANT:
ELEVATE CREDIT SERVICE, LLC,
a Delaware limited liability company

By:	/s/ Jason Harvison
Name:	Jason Harvison
Title:	President & CEO

SUITE 1-250
SUITE 1-200

SECOND FLOOR

HOLT LUNSFORD
COMMERCIAL
MATT CARTHEY
OFFICE: 817-710-1110
CELL: 817-228-1476
mcarthey@hlfortworth.com

OVERTON CENTRE - TOWER I

4150 INTERNATIONAL PLAZA FORT WORTH, TX 76109

CONFIRMED LEASE PLAN

idGROUP

PROJECT NO.: 3900
ISSUE DATE: 09.05.12

© 2012 The idGROUP, LLC

EXHIBIT “A” SUITE 200 (20,995)

EXHIBIT “B”

THIRD AMENDMENT WORK

This Exhibit sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of the Third Amendment Work.

1.The Third Amendment Work.

The “Third Amendment Work” will consist of leasehold improvements to the Premises to be constructed pursuant to plans and specifications to be mutually approved by Landlord and Tenant (“Preliminary Plan”).

A.From the Preliminary Plan, Tenant will cause its architects and/or engineers, to prepare any required engineering and architectural drawings and specifications (all such engineering and architectural drawings and specifications are referred to collectively as the “Preliminary Working Drawings”), and will submit the same to Landlord for Landlord’s written approval. Landlord will not unreasonably withhold approval of the Preliminary Working Drawings. Failure by Landlord to deliver written objections to Tenant within five (5) business days after receipt of the Preliminary Working Drawings will be deemed to be approval of same. Any disapproval by Landlord must include specific suggestions for making the same acceptable. If Landlord disapproves the Preliminary Working Drawings, Tenant will have the Preliminary Working Drawings revised to incorporate Landlord’s reasonable suggestions and objections, which suggestions and objections will be binding upon Landlord and may be relied upon by Tenant in revising the Preliminary Working Drawings; provided, however Landlord shall not be responsible for any errors or omissions made by Tenant or its architect with respect to the Preliminary Working Drawings, or any subsequent revisions thereto. The Preliminary Working Drawings which are approved in the foregoing manner will become Final Working Drawings. Landlord shall provide a test fit plan allowance of $[***] per square foot of Rentable Space of the Premises (the “Test Fit Allowance”) to be used solely for the actual costs charged by the architect for the initial test fit. In the event the costs of the test fit plan are in excess of the Test Fit Allowance, then such costs and expenses shall be deducted from Third Amendment Tenant’s Allowance or otherwise borne by Tenant.

B.Prior to the commencement of construction of the Third Amendment Work, Tenant shall provide Landlord with an acceptable certificate of insurance meeting Landlord’s insurance requirements. Tenant will provide Landlord with a construction schedule for the Third Amendment Work within ten (10) business days after approval of the Final Working Drawings, and Tenant will not commence construction of the Third Amendment Work until the Final Working Drawings have been approved as set forth in Section 1.A above and Tenant has provided Landlord with an acceptable certificate of insurance.

C.Landlord will pay all costs and fees incurred in connection with preparation of the Final Plan and Preliminary and Final Working Drawings needed to implement the Third Amendment Work and construction of the leasehold improvements as described in the Final Working Drawings up to a cost of $35.00 per square foot of Rentable Space of the Premises (which cost shall include a construction management fee of 3% of all hard construction costs if Landlord manages the Third Amendment Work and of 2% of all hard construction costs if Tenant manages the Third Amendment Work ) (the “Third Amendment Tenant’s Allowance”). Tenant will pay all costs and fees incurred in connection with preparation of plans and working drawings or construction resulting from a change requested by Tenant and any amount in excess of the Third Amendment Tenant’s Allowance incurred by Landlord in connection with the design and construction of the Third Amendment Work (collectively, “Tenant's Cost”). Tenant's Cost hereunder will be deemed Additional Rent under the Lease. The Third Amendment Tenant’s Allowance obligation of Landlord under this 1.C. shall be applied by Tenant towards the Third Amendment Work within two hundred and seventy (270) days after the Third Amendment Effective Date or be forfeited with no further obligation on the part of Landlord.

D.In addition, and provided there are sufficient funds available in the Third Amendment Tenant’s Allowance, Tenant may utilize up to fifteen percent (15%) of the Third Amendment Tenant’s Allowance towards the cost of furniture, fixtures, and equipment which are not permanently attached to the Property or the Building (including, but not limited to, tenant signage, security systems, cabling and telephone/telecom/communications equipment) (“FF&E Costs”). Subject to the foregoing limitation, in the event that Tenant elects to use the foregoing for the payment of FF&E Costs, Landlord will pay such FF&E Costs within thirty (30) days after receipt from Tenant of third-party invoices therefor. Subject to the foregoing regarding the FF&E Costs, the Third Amendment Tenant’s Allowance shall not be used for (and Landlord shall have no obligation to use or advance any portion of the Third Amendment Tenant’s Allowance for): (i) the cost of furniture, fixtures or equipment which are not permanently attached to the Property or the Building (including, but not limited to, tenant signage, security systems, cabling and telephone/telecom/communications equipment), (ii) permit fees or power upgrades, or (iii) non-Building standard items.

2.Substantial Completion. Landlord will be deemed to have “substantially completed” the Third Amendment Work for the purposes thereof if Landlord has caused all of the Third Amendment Work to be completed substantially except for so called “punchlist items,” e.g., minor details of construction or decoration or mechanical adjustments which do not substantially interfere with Tenant's occupancy of the Leased Premises to be made by Tenant. If there is any dispute as to whether Landlord has substantially completed the Third Amendment Work, the receipt of a Certificate of Occupancy from the City of Fort Worth will dictate Substantial Completion.

3.Construction. Tenant and Tenant’s architect will be solely responsible for determining whether or not Tenant is a public accommodation under The Americans with Disabilities Act and Texas Architectural Barriers Act and whether or not the Final Working Drawings comply with such laws and the regulations thereunder for the Premises, and Landlord shall be solely responsible for such determinations regarding any building common areas.

4.Liability. Landlord does not guarantee or warrant the Third Amendment Work and Landlord will have no liability therefore, except to the extent the liability is caused by the Landlord’s willful misconduct or gross negligence. In the event of such errors, omissions, or defects, Landlord will cooperate in any action Tenant desires to bring against such parties.

5.Incorporation Into Lease: Default.

THE PARTIES AGREE THAT THE PROVISIONS OF THIS EXHIBIT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE (AS AMENDED BY THE THIRD AMENDMENT) FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease (as amended by the Third Amendment) and this Exhibit, the latter will govern and control. Any default by Tenant hereunder will constitute a default by Tenant under the Lease (as amended by the Third Amendment) and Tenant will be subject to the remedies and other provisions applicable thereto under the Lease (as amended by the Third Amendment).

EXHIBIT “C”

ACCEPTANCE OF PREMISES MEMORANDUM

THIS ACCEPTANCE OF PREMISES MEMORANDUM (this “Memorandum”) is entered into on this _____ day of    , 202__ by and between FLDR/TLC OVERTON CENTRE, L.P., a Texas limited partnership, as Landlord (“Landlord”) and ELEVATE CREDIT SERVICE, LLC, a Delaware limited liability company, as Tenant (“Tenant”). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Third Amendment (as hereinafter defined).
R E C I T A L S

A.On __________ ___, 2012, Landlord and Tenant entered into that certain Third Amendment to Lease Agreement (the “Third Amendment”), which amended the Lease pursuant to the terms and conditions described in the Third Amendment.

B.Certain leasehold improvements to the Premises have been constructed and installed for the benefit of Tenant in accordance with the terms and conditions set forth in Exhibit “B” to the Third Amendment.

C.Tenant desires to take possession of and accept the Premises subject to the terms and provisions hereof.

NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein and in the Third Amendment, Landlord and Tenant hereby expressly covenant, acknowledge and agree as follows:

1.Landlord and Tenant have fully completed the construction of tenant improvements, alterations or modifications to the Premises in accordance with Exhibit “B” to the Third Amendment, and the Third Amendment Work is substantially complete. The Premises is tenantable and ready for immediate occupancy by Tenant and Landlord has no further obligation to install or construct any construction improvements, modifications or alterations to the Premises.

2.Except as specifically set forth herein, as of the date of this Memorandum the Lease (as defined in the Third Amendment) has not been modified, altered, supplemented, superseded or amended in any respect, except by the Third Amendment. All terms, provisions and conditions of the Lease (as amended by the Third Amendment) are and remain in full force and effect, and are hereby expressly ratified, confirmed, restated and reaffirmed in each and every respect.

IN WITNESS WHEREOF, this Memorandum is entered into by Landlord and Tenant to be effective on the date first set forth above.

LANDLORD:

FLDR/TLC OVERTON CENTRE, L.P.,
a Texas limited partnership

By:    FLDR/TLC Overton Genpar, LLC, a Texas limited liability company, its general partner

By:
Name:
Title:

TENANT:
ELEVATE CREDIT SERVICE, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “D”
RENEWAL OPTION

Provided that no then-uncured Event of Default, assignment or sublease has occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an Event of Default pursuant to this Lease, and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Third Amendment Extension Term, Tenant (but not any assignee or sublessee) shall have the right and option (the “Renewal Option”) to renew this Lease, by written notice delivered to Landlord no later than nine (9) months and no more than twelve (12) months prior to the expiration of the then-current Lease Term for two (2) additional terms (each a “Renewal Term”) of five (5) years each, under the same terms, conditions and covenants contained in this Lease, except that (a) no abatements or other concessions, if any, applicable to the then-current Lease Term shall apply to the Renewal Term; (b) the Base Rent shall be equal to the then current market rate for comparable office leases in the West- Southwest Fort Worth submarket area as determined by Landlord, taking into account concessions, allowances and other inducements common in the market at that time for comparable tenants entering into new leases for new (i.e., not renewal) space in comparable buildings; (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an “As Is” basis) at the time the each Renewal Term commences.

Failure by Tenant to notify Landlord in writing of Tenant’s election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the applicable Renewal Term (the “Proposed Renewal Rental”). Tenant shall within thirty (30) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord’s proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the applicable Renewal Term.

Should Tenant reject Landlord’s Proposed Renewal Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant’s rejection of Landlord’s Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the Renewal Term during said thirty (30) day period, then the Renewal Option shall terminate and be null and void and this Lease shall, pursuant to its terms and provisions, terminate at the end of the original Lease Term.

Upon exercise of each Renewal Option by Tenant and subject to the conditions set forth herein above, this Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease in accordance with the provisions hereof. Any termination of this Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from this Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of this Lease. Landlord’s consent to any assignment of this Lease shall not be construed as allowing an assignment of such rights to any assignee.

As a condition to Tenant executing a lease or amendment under this Exhibit, Tenant shall deliver to Landlord complete current financial statements of Tenant and any guarantors. Landlord shall have the right to review such financial statements. If Landlord is not satisfied, in its discretion, that Tenant has sufficient liquidity and ability to perform its obligations under this Lease during the Renewal Term, then Landlord shall so inform Tenant and the Renewal Option shall be of no force or effect.

EXHIBIT “E”

RIGHT OF FIRST REFUSAL

Provided (a) that no then-uncured Event of Default, assignment or sublease exists under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an Event of Default pursuant to this Lease, (b) that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, and (c) subject to the pre-existing rights of existing tenants in the Building and other prospective tenants, Tenant (but not any assignee or subtenant) shall have an ongoing right, subject to the terms and conditions set forth below, to lease any vacant space located on the second (2nd) floor and the eighth (8th) floor of the Building (the “Right of First Refusal Space”) before it is leased to any third party during the Lease Term.
Subject to the terms above, in the event any third party expresses interest in leasing all or any portion of the Right of First Refusal Space during the Lease Term (“Third Party Interest”), Landlord shall offer the entire Right of First Refusal Space to Tenant upon the same terms, covenants and conditions as provided in this Lease for the original Premises (the “Landlord Offer”), except that the base rent, the length of lease term, the base year, and the tenant improvement allowance (if any) shall be the same as the terms included in a written indication of third party interest in the Right of First Refusal Space on terms which are acceptable to Landlord. Tenant shall accept the space “As-Is,” except for latent defects identified by Tenant within twelve (12) months of Tenant’s occupancy of the Right of First Refusal Space; provided, however, Landlord shall have no responsibility for latent defects in any tenant improvement work in the Right of First Refusal Space performed by or on behalf of Tenant. and Tenant shall have no further rights with respect to the Right of First Refusal Space. If the lease term reflected in the Landlord Offer will expire on a date earlier than the Expiration Date of the Lease, then the lease term for the Right of First Refusal Space shall be coterminous with that of the Premises, and the Base Rent for the Right of First Refusal Space for the period of time beginning on the first day after the scheduled date of expiration of the third party lease and ending on the Expiration Date of this Lease shall be based on the annual amount per square foot scheduled for the original Premises for such period of time.
If Tenant notifies Landlord in writing of the acceptance of such offer within five (5) days after Landlord has delivered such offer to Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Refusal Space accepted by Tenant is a part of the Premises demised pursuant to the Lease for the remainder of the Lease Term and any renewal thereof, if applicable, and containing other appropriate terms and conditions relating to the addition of the Right of First Refusal Space to this Lease (including specifically any increase or adjustment of the rent as a result of such addition).
In the event that Tenant does not notify Landlord in writing of its acceptance of such offer in such five (5) day period, then Tenant’s rights under this Exhibit with respect to the Right of First Refusal Space shall be deemed waived and Landlord shall thereafter be able to lease the Right of First Refusal Space or any portion thereof to any third party upon the terms included in the bona fide third party offer initially presented to Tenant. After refusing the Landlord Offer, Tenant’s right of first refusal shall again apply if Landlord fails to lease the Right of First Refusal Space.
Any termination of the Lease shall terminate all rights of Tenant with respect to the Right of First Refusal Space. The rights of Tenant with respect to the Right of First Refusal Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of such rights to any assignee (except for a Permitted Transfer). Nothing herein contained should be construed so as to limit or abridge Landlord’s ability to deal with the Right of First Refusal Space or to lease the Right of First Refusal Space to other tenants on the terms set forth herein, Landlord’s sole obligation being to offer, and if such offer is accepted, to deliver the Right of First Refusal Space to Tenant in accordance with this provision.

This right shall apply only with respect to the entire Right of First Refusal Space, and may not be exercised with respect to only a portion thereof (unless only a portion of the Right of First Refusal Space shall be included in the Landlord Offer). If only a portion of the Right of First Refusal Space is included in the Landlord Offer, Tenant’s right shall apply to such portion, and shall thereafter apply to such other portions of the Right of First Refusal Space as they become the subject of Third Party Interest, subject to good faith adjustments by Landlord in the size configuration and location of such remaining portions. If the Right of First Refusal Space is part of a larger space that Landlord desires to lease as a unit, then the Landlord Offer shall, at Landlord’s option, identify the entire such space and the terms therefore, and in such case, Tenant’s right shall apply only to such entire space.

EXHIBIT “F”
EXPANSION OPTION

Provided (a) that no then-uncured Event of Default, assignment or sublease exists under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an Event of Default pursuant to this Lease, (b) that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, and (c) subject to the pre-existing rights of existing tenants in the Building and other prospective tenants, Tenant (but not any assignee or subtenant) shall have a continuing right throughout the Third Amendment Extension Term to expand the Premises by any vacant space located on the second (2nd) floor and the eighth (8th) floor of the Building (“Expansion Space”) on the following terms and conditions. Throughout the Third Amendment Extension Term, and regardless whether a third party has expressed interest in leasing such space, if the Expansion Space is available at the time Tenant elects to expand the Leased Premises, Landlord shall offer such Expansion Space for lease to Tenant. Any Expansion Space leased by Tenant shall be on the terms and conditions then being offered by Landlord to new and renewing tenants for comparable space, taking into consideration the size and location of the Expansion Space, length remaining in the Term, brokerage commissions, tenant improvement allowances, and any other tenant inducements; provided, however, notwithstanding the foregoing, if Tenant elects to expand the Premises by the Expansion Space during the first twelve (12) months of the Third Amendment Extension Term, then the term for the Expansion Space shall be coterminous with the current Premises (including any Renewal Terms remaining), at the same Base Rental, free/abated Base Rental, the same Base Expense Amount, Tenant’s Proportionate Share shall be equitably adjusted, and Landlord shall provide a proportionate amount of Third Amendment Tenant’s Allowance for the Expansion Space as provided by Landlord to Tenant with respect to the Premises pursuant to this Third Amendment. The proportionate amount of the Third Amendment Tenant’s Allowance applicable to the Expansion Space shall be determined based upon the following formula: (A) $35.00 multiplied by the number of square feet of Rentable Space of the Expansion Space, multiplied by (B) (i) the number of months remaining in the Third Amendment Extension Term as of the date the Expansion Space is included in the Premises, divided by (ii) the total number of months in the Third Amendment Extension Term.

EXHIBIT “G”

EARLY TERMINATION OPTION

Provided that no then-uncured Event of Default, assignment or sublease has occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an Event of Default pursuant to this Lease, Tenant shall have an option to terminate this Lease as to all or a portion of the Premises (provided, however, Tenant may only exercise its early termination option as to the entire third (3rd), fourth (4th), or fifth (5th) floor of the Premises or as to half of the eighth (8th) floor of the Premises, including any expansion space) effective as of the expiration of the [***] month of the Third Amendment Extension Term (“Early Termination Date”). To exercise this early termination option, Tenant must (a) give Landlord written notice of Tenant’s election to terminate at least [***] months prior to the Early Termination Date, and (b) pay Landlord an early termination fee equal (“Early Termination Fee”) to (i) amount equal to four (4) months average gross Base Rental + electric applicable to the Premises for the year following the year in which Tenant exercises its early termination option, plus (ii) the then unamortized portion of the Third Amendment Tenant’s Allowance funded by Landlord as of the Early Termination Date, and (iii) the then unamortized portion of the Broker’s commission funded by Landlord as of the Early Termination Date (which items set forth in clauses (ii) and (iii) shall be amortized on a straight-line basis over the scheduled eighty-six (86) month Third Amendment Extension Term, together with interest thereon at the rate of [***] percent ([***]%) per annum, and the unamortized portions thereof shall be determined based upon the unexpired portion of the Third Amendment Extension Term as of the Early Termination Date had this Lease not been so terminated); and in such event this Lease shall terminate as of the Early Termination Date. The Early Termination Fee shall be payable by Tenant to Landlord [***] upon Tenant’s delivery of such notice, and the remaining [***] within [***] days prior to Tenant’s vacation of the terminated portion of the Premises.